EXHIBIT 32

CERTIFICATIONS

In connection with the Quarterly Report of Mascota Resources Corp. (the “Company”) on Form 10-Q for the period ending February 28, 2019 as filed with the Securities and Exchange Commission (the “Report”), Mark Rodenbeck, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

April 15, 2019    By: /s/ Mark Rodenbeck
                       Mark Rodenbeck
                   Principal Executive and Financial Officer